Exhibit 10.3
INVESTOR SUBSCRIPTION AGREEMENT
     This Investor Subscription Agreement (this “Agreement”) is entered into as of September 24, 2011 by and between RXi Pharmaceuticals Corporation, a Delaware corporation (the “Company”), and the purchasers identified on the signature page hereto (each a “Purchaser” and together, the “Purchasers”).
     WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, Company Common Stock as more fully described in this Agreement.
     NOW, THEREFORE, the Company and the Purchasers herbey agree as follows:
ARTICLE I
DEFINITIONS
     1.1 Definitions. When used in this Agreement, the following capitalized terms have the meanings indicated:
          “Closing” means the consummation of the purchase and sale of the Shares pursuant to Section 2.1.
          “Closing Date” means the fourth Trading Day after the date on which the Required Disclosure is made.
          “Closing Price” shall mean, on any particular date (i) the last trading price per share of the Common Stock on such date during regular trading hours on the principal Trading Market on which the Common Stock is then listed, or if there is no such price on such date, then the last trading price during regular trading hours on such Trading Market on the date nearest preceding such date, or (ii) if the Common Stock is not listed then on a Trading Market, the last trading price for a share of Common Stock in the over-the-counter market during regular trading hours, as reported in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices at the close of business on such date, or (iii) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the “Pink Sheet” quotes on such date, as determined in good faith by the Holder, or (iv) if the Common Stock is not then publicly traded, the fair market value of a share of Common Stock as determined by the Holder and reasonably acceptable to the Maker.
          “Commission” means the U.S. Securities and Exchange Commission.
          “Common Stock” means the common stock of the Company, par value $0.0001 per share.
          “Material Adverse Effect” has the meaning set forth in Section 3.1(a).

          “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
          “Purchase Price Per Share” means the VWCP of the Common Stock, as reported on the Trading Market, for the three consecutive Trading Days immediately following the day on which the Required Disclosure is made.
          “Shares” means a number of shares of Common Stock equal to the quotient determined by dividing the Subscription Amount by the Purchase Price Per Share.
          “Subscription Amount” means Two Million Five Hundred Thousand Dollars ($2,500,000) in United States Dollars and in immediately available funds.
          “Trading Day” means a day on which the Common Stock is traded on the Trading Market.
          “Trading Market” means the OTC Bulletin Board, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the New York Stock Exchange (“NYSE”) or the NYSE Amex, or any successor markets thereto.
          “VWCP” means, for any specified period of consecutive Trading Days, the quotient of: (a) the sum of the individual products, calculated for each Trading Day within such period, of (i) the Closing Price for such Trading Day in such specified period, multiplied by (ii) the trading volume for the Common Stock for such Trading Day in such specified period as reported by the Trading Market, divided by (b) the total aggregate trading volume for the Common Stock for all Trading Days in such specified period, as reported by the Trading Market.
ARTICLE II
PURCHASE AND SALE
     2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company shall sell, and each Purchaser shall purchase, the Shares for the Subscription Amount, which shall be paid by the Purchasers in the respective amounts set forth on Annex A attached hereto. At the Closing, each Purchaser shall deliver the Subscription Amount to the Company via wire transfer, against the Company’s delivery to each Purchaser of a number of Shares corresponding to the amount to be invested by the Purchasers. The Shares shall be delivered to each Purchaser’s prime brokerage account via DWAC pursuant to instructions to be provided by the Purchasers on the Closing Date.
     2.2 Closing Conditions.
          (a) The obligations of the Company hereunder at the Closing with respect to each Purchaser are subject to the satisfaction of the following conditions:
               (i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchaser contained herein; and

               (ii) the delivery by the Purchaser to the Company of the Subscription Amount as set forth in Section 2.1.
          (b) The obligations of each Purchaser hereunder at the Closing are subject to the satisfaction of the following conditions:
               (i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;
               (ii) the delivery by the Company to the Purchaser of the Shares as set forth in Section 2.1;
               (iii) the Common Stock shall be listed for trading on the NASDAQ Capital Market; and
               (iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     3.1 Representations and Warranties of the Company. As an inducement to the Purchaser to enter into this Agreement and to purchase the Shares, the Company hereby represents and warrants to the Purchaser as follows:
          (a) Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement; (ii) a material adverse effect on the results of operations, assets, business, prospects or consolidated financial condition of the Company and its subsidiary, taken as a whole; or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”).
          (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out its obligations thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies
          (c) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation or bylaws; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default), give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument to which the Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; or (iv) conflict with or violate the terms of any agreement by which the Company is bound or to which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.
          (d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than the filing of the Prospectus Supplement.
          (e) Issuance of the Shares. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, claims or encumbrances imposed by the Company other than restrictions on transfer referred to in this Agreement.
          (f) Capitalization. The capitalization of the Company is as described in the Company’s most recent periodic report filed with the Commission. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.
          (g) Material Changes. Since the date of the Company’s most recent periodic report filed with the Commission, there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect.
          (h) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.

          (i) Registration of Offering. The Company’s Registration Statement on Form S-3 (File No. 333-167025) (the “Registration Statement”) has been declared effective by the Commission and no stop orders have been issued or, to the knowledge of the Company, are threatened. The Shares are to be offered and sold pursuant to the Registration Statement and the prospectus contained therein dated May 21, 2010, which shall be supplemented by a prospectus supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933 (the “Prospectus Supplement”). The Prospectus Supplement will be filed with the Commission in the manner and within the time period required under Rule 424(b).
     3.2 Representations and Warranties of the Purchaser. In order to induce the Company to enter into this Agreement and to sell and issue the Shares, each Purchaser (severally but not jointly) hereby represents and warrants to the Company as follows:
          (a) Organization; Authority. Such Purchaser is duly formed, validly existing and in good standing under the laws of Delaware with the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder. The execution and delivery of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
          (b) Short Sales. From July 21, 2011 through the date herof, neither the Purchaser nor any of its affiliates has made any short sales of, or granted any option for the purchase of or entered into any hedging or similar transaction with the same economic effect as a short sale.
ARTICLE IV
MISCELLANEOUS
     4.1 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.
     4.2 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchasers or, in the case of a waiver, by the party against whom a waiver of any such provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     4.3 Successors and Assigns. No party may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party; provided, that this provision shall not limit Purchasers’ rights to transfer the Shares in accordance with all of the terms of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.
     4.4 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.
     4.5 Attorneys’ Fees. If any action at law or equity, including an action for declaratory relief, is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and expenses from the other party, which fees and expenses shall be in addition to any other relief, which may be awarded.
     4.6 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.
     4.7 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
     4.8 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.
* * *

     IN WITNESS WHEREOF, the parties hereto have caused this Investor Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:	RXi PHARMACEUTICALS CORPORATION
	By:	/s/ Mark J. Ahn
Mark J. Ahn, Ph.D.
President and Chief Executive Officer

PURCHASERS:	TANG CAPITAL PARTNERS, LP
	By:	TANG CAPITAL MANAGEMENT, LLC

By:	/s/ Kevin Tang
Kevin Tang, Managing Director

RTW INVESTMENTS, LLC
By:	/s/ Roderick Wong
	Name:	Roderick Wong
	Title:	Managing Member

Annex A

Purchaser Name	Subscription Amount
Tang Capital Partners, LP	$2,368,421.05
RTW Investments, LLC	$131,578.95
Total	$2,500,000.00